QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Public Accounting Firm

        We consent to the incorporation in this Amendment No. 3 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated January 26, 2012, with respect to balance sheets of First Associations Bank as of December 31, 2011 and 2010, the related statements of income, changes in stockholders' equity, and cash flows for the years then ended, and to the reference to our firm under the heading "Experts" included in this registration statement.

Dallas, Texas
January 24, 2013

17330 Preston Road -- Building B, Suite 240 -- Dallas, Texas 75252 -- Office: 972.404.1226 -- Fax: 972.404.1227 -- www.jonesbaggett.com

QuickLinks

  Exhibit 23.2
Consent of Independent Public Accounting Firm